REFINITIV STREETEVENTS EDITED TRANSCRIPT ANF.N - Q2 2022 Abercrombie & Fitch Co Earnings Call EVENT DATE/TIME: AUGUST 25, 2022 / 12:30PM GMT REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

C O R P O R A T E P A R T I C I P A N T S Fran Horowitz Abercrombie & Fitch Co. - CEO & Director Pamela Nagler Quintiliano Abercrombie & Fitch Co. - VP of IR Scott D. Lipesky Abercrombie & Fitch Co. - Executive VP & CFO C O N F E R E N C E C A L L P A R T I C I P A N T S Corey Tarlowe Jefferies LLC, Research Division - Equity Analyst Dana Lauren Telsey Telsey Advisory Group LLC - CEO & Chief Research Officer Janet Joseph Kloppenburg JJK Research Associates, Inc. - President Kelly Crago Citigroup Inc., Research Division - VP Marni Shapiro The Retail Tracker - Co-Founder Mauricio Serna Vega UBS Investment Bank, Research Division - Analyst P R E S E N T A T I O N Operator Good day, and welcome to the Abercrombie & Fitch Second Quarter Fiscal Year 2022 Earnings Call. Today's conference is being recorded. (Operator Instructions) At this time, I would like to turn the conference over to Pam Quintiliano. Please go ahead. Pamela Nagler Quintiliano - Abercrombie & Fitch Co. - VP of IR Thank you. Good morning. And welcome to our second quarter 2022 earnings call. Joining me today on the call are Fran Horowitz, Chief Executive Officer; and Scott Lipesky, Chief Financial Officer. Earlier this morning, we issued our second quarter earnings release, which is available on our website at corporate.abercrombie.com under the Investors section. Also available on our website is an investor presentation. Please keep in mind that any forward-looking statements made on the call are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the expectations and assumptions we mentioned today. A detailed discussion of these factors and uncertainties are contained in the company's filings with the Securities and Exchange Commission. In addition, we will be referring to certain non-GAAP financial measures during the call. Additional details and a reconciliation of GAAP to adjusted non-GAAP financial measures are included in the release issued earlier this morning. With that, I will turn the call over to Fran. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Good morning. And thank you for joining us today to discuss our second quarter results. Before I get started, I would like to take a moment to thank our global teams for continuing to bring your best each and every day. 2 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. AUGUST 25, 2022 / 12:30PM, ANF.N - Q2 2022 Abercrombie & Fitch Co Earnings Call

So it's been a couple of months since our Investor Day. And during that time, the retail landscape has continued to evolve rapidly. We're now in year 3 of 1 of the most dynamic environments that I have experienced in my 30-plus-year career in retail. The work we have done over the last several years to improve our enterprise-wide agility has enabled us to take decisive actions to navigate near-term challenges while remaining focused on executing to our long-term goals. At our June Investor Day, we provided our 2025 and long-term targets and introduced our Always Forward Plan, which is centered around the successful execution of 3 strategic principles: focused brand growth, an enterprise-wide digital revolution and operating with financial discipline. During the second quarter, despite well-documented consumer headwinds, we made progress against all 3. Let's start with our first principle: focused brand growth. I'm excited about the global opportunity of our brands, and I'm confident in their positioning. However, we've recently experienced a significant divergence in sales and gross margin trends amongst our 2 largest brands, Abercrombie adults and Hollister. When analyzing the Q2 spending behaviors, it has truly been a tale of 2 worlds. Challenges at Hollister, whose customer base tilts lower on the income scale compared to the Abercrombie adults brand, was the primary driver of our total company sales and operating margin miss relative to the outlook we provided on our Q1 call. For the second quarter, total company sales declined 7% and were down 4% on a constant currency basis. Abercrombie brands, which includes kids, grew 5% or 7% on a constant currency basis, led by ongoing strength in our primary growth opportunity, Abercrombie adults. As many of you have witnessed, Abercrombie adults has had an amazing turnaround over the last 3 years. We have successfully evolved the brand positioning, assortment and fits to cater to the lifestyle needs of our target young millennial customer, and we see additional runway ahead. During the second quarter, our Abercrombie adult customer was actively shopping for their weekend trips, weddings and going back to the office. Sales and conversion remained consistent month-to-month, and our promotions and markdowns were in line with plan, leading adults to achieve its best Q2 sales since 2015 and its highest Q2 AUR since 2005. Congratulations to the team. Women's remained a standout, delivering its best Q2 sales in AUR since 2008 with dresses, jeans and knits continuing to outperform. Throughout this summer, our dresses were popping up everywhere, from viral TikToks to press headlines, all celebrating the fit, comfort and style of our assortments. Men's results were also encouraging, delivering the highest Q2 AUR since 2013. We are seeing more green shoots as he rediscovers the brand and all the new product that caters to his lifestyle needs, such as the recent launch of our golf shop, which was very well received. Last, certainly but not least, response to our newest sub-brand, YPB or Your Personal Best, remains strong across genders. Abercrombie performance has been in sharp contrast to Hollister brand [sales] (added by company after the call), which declined 15% or 12% on a constant currency basis in the second quarter. As a reminder, this includes Gilly Hicks and Social Tourist. As global inflationary pressures mounted, we experienced a shift in our teens shopping behavior, resulting in lower conversion and basket size. While we tracked closely to apparel store traffic in the U.S., our customer was doing more browsing than buying and targeting special occasion items like women's dresses, where we registered our best ever Q2 sales, and men's woven shirts. Outside of these trending categories, our customers were searching for and responding to promotions. As back-to-school has kicked off, our Hollister customer shopping behavior has continued to deviate from our expectations. Demand has moved out of bottoms, which has been a top-performing category over the last several years into tops and dresses. As we've seen selling trends develop, we've had a swift call to action. We've adjusted our fall and holiday orders shifting into higher-trending categories and out of core. In addition, we are reimagining our store experience and assessing our go-to-market strategy, including the ideal balance between stores and digital as the world has reopened and our 3 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. AUGUST 25, 2022 / 12:30PM, ANF.N - Q2 2022 Abercrombie & Fitch Co Earnings Call

team has returned to in-person shopping. We're continuing to look for additional areas of opportunity, and I'm confident that these steps will help Hollister get back on track even if the macro environment remains challenging. Rounding up the conversation on brands, similar to Hollister, abercrombie kids had a soft start to back-to-school season. At Gilly Hicks, active and lounge continued to outperform while at Social Tourist, we've been leaning into higher fashion assortments. Inventory management is a key component of our strategic brand growth principle. We ended the quarter with roughly 92% of our inventory current, defined as back-to-school and early fall product, new goods that haven't been set or longer-life items. This is in line with historic levels, reflecting the recent sell-through of summer seasonal goods at Hollister as we took markdowns to clear through warmer weather product. Total end of quarter inventories were up 70% to Q2 2021. And as a reminder, Q2 2021 inventory marked a decade plus low due to freight delays and our exposure to Vietnam production, which was our largest country of origin last year at roughly 40% and experienced significant COVID-related factory closures, which had an outsized impact on timing of receipts. Of the 70% increase, in-transit inventory was the largest driver, up $140 million or 130% to last year, contributing 34 points of the total increase as we lapped significant product delays. Our in-transit inventory is late fall and holiday goods that we want here before the peak season, unlike last year, when we were still receiving product after Christmas. Units on hand contributed another 28 points in line with our plan coming into the quarter as we lapped our lowest Q2 on-hand inventory levels since the mid-2000s. After not being able to keep up with sales demand in the back half of last year, in the spring, we decided to proactively pull forward deliveries to ensure in-stock positioning for this back-to-school and holiday seasons this year. And the final piece of the total increase is higher year-over-year product costs, which contributed 8 points. We have taken action to ensure that our inventories move closer to our sales expectations in the back half. We expect year-over-year inventory growth to peak in Q2 and moderate significantly in Q3 and Q4 as we anniversary the unprecedented number of late receipts we experienced last year and realized the benefits of recent moves taken to improve inventory turns and reduce receipts. We're keeping our eyes on Hollister inventory as it's slightly more elevated than we would like, reflecting the falloff we experienced in late June and the shift away from core categories. Assuming recent trends remain consistent, we expect to continue to leverage markdowns in Q3 to keep seasonal items turning. We are rightsizing Hollister inventory levels for holiday and beyond through a series of actions that included reducing receipts, utilizing box-and-hold strategies on certain core items and re-cadencing the timing of inventory sets. Beyond inventory management, evolving our store experience and opening new stores is also critical to the successful execution of our strategic brand growth principle. As a reminder, this year, we expect to open around 60 stores, heavily weighted to the third and fourth quarter. Our updated stores are an amazing representation of our brands today. New locations are smaller format and a mix of existing markets that we exited because we couldn't find the right deals as well as new markets that we have identified through data and analytics. On an average store basis, we anticipate that the new Abercrombie adult and Hollister stores opening in fiscal 2022 will contribute at least 2x the annual sales volume of our planned 30-store closures. At Abercrombie, we recently introduced an updated store design, the getaway shop, which is meant to evoke the aesthetic of a chic hotel lobby. For those of you who attended our Investor Day, the pop-up shop there had elements of this new design, which is roughly 4,500 square feet versus the chain average of 5,000 square feet. The first 2 locations just opened: 1 in Los Angeles and the other in Milan. And the remainder of new Abercrombie adult locations this year will be in the updated format. 4 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. AUGUST 25, 2022 / 12:30PM, ANF.N - Q2 2022 Abercrombie & Fitch Co Earnings Call

These Abercrombie stores as well as others opening this year across brands stay true to our stringent real estate strategy: right size, right location, right economics. If we can't check the box on all 3, we will continue to walk away, and with just under 50% of our revenues derived digitally in fiscal 2021, we have the ability to do that. Now turning to our second strategic principle: enterprise-wide digital revolution. In the second quarter, we continued to make progress towards the longer-term digital technology and data aspirations discussed at our Investor Day. As a reminder, we have a large sophisticated global digital operation, with our digital sales reaching roughly $1.7 billion in 2021. Our goal is to deliver a best-in-class, seamless digital experience, and that is fueling our digital revolution across the company. In the customer experience space, we continued to listen to our customer, and through our new agile ways of working, we were able to deliver experience improvements across the omnichannel shopping journey. At the same time, we accelerated the pace of key multiyear technology modernization efforts, including upgrading our retail merchandising system, moving to the cloud and evolving our core data architecture. These efforts have and will continue to enable more organizational agility and improve our ability to leverage our rich data to drive decision-making across the company. And last, but certainly not least, our third strategic principle: operating with financial discipline. As the business became more challenging in the second quarter, we managed both customer and noncustomer-facing spend while prioritizing marketing and long-term strategic investments. Looking to the remainder of the year, we've made further adjustments, cutting approximately $35 million from the back half on top of volume-related expense decreases. Quarter-to-date, sales are running consistent with Q2 levels although trends have improved sequentially each week. As we look to the back half, we expect inflationary pressures to continue and potentially heighten in EMEA. We have taken action across brands and at a corporate level, reflecting these assumptions. While we are cautiously optimistic that inflation will moderate, we are not baking improvement into our updated outlook. At Abercrombie, we've tweaked back half receipts to reflect the potential for that customer to become more impacted by inflationary pressures. If the trend accelerates, we will be able to fulfill demand through chase and prepositioned future set items. At Hollister, we are assuming our customer will continue to be faced with tough decisions on where and how to spend their discretionary dollars. As mentioned, for the back half, we've chased into trending categories, reduced receipts, adjusted promotions and are employing box and hold where appropriate. As we've consistently done over the last few years, we will continue to control what we can control, and we'll remain flexible to quickly respond to unknowns. We remain committed to executing to the 2025 and longer-term goals we provided at our Investor Day and are confident in our ability to achieve these goals, including sales of $4.1 billion to $4.3 billion and a sustainable operating margin rate at or above 8% by the end of fiscal 2025. At the time we provided our targets, we assumed that Hollister customer would be more impacted by inflationary pressures in the near term and that annual growth would not be linear. That has not changed. And to be clear, we have multiple paths to achieve our goals. This fall and holiday, as we respond to the dynamic environment, we have the balance sheet to protect investments in the key areas that support our Always Forward Plan, and they include judiciously investing in digital talent and tools to revolutionize how we approach the customer experience, modernizing our core platforms across merchandising and data and investing in marketing and store openings to drive brand awareness and enhance our ability to drive top line growth in the months and years to come. I'm excited about our future. We've been faced with challenges in the past, and we've consistently overcome them from when I first arrived in late 2014, and we turned around Hollister to late 2019 when the reinvention of Abercrombie adults first began to gain traction. From closing flagships and rightsizing our store footprint to our performance during the pandemic, we have proven time and again our ability to evolve with our customer. 5 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. AUGUST 25, 2022 / 12:30PM, ANF.N - Q2 2022 Abercrombie & Fitch Co Earnings Call

And with that, I'm going to turn it over to Scott to provide more detail on the quarter and our Q3 and updated full year outlook. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Thanks, Fran, and good morning. For the second quarter, we delivered net sales of $805 million, down 7% to last year on a reported basis and down 4% on a constant currency basis. Sales were below our expectation for a low single-digit decline as the Hollister business softened as the quarter progressed. By brand, net sales at Abercrombie, which includes kids, rose 5% compared to 2021 on a reported basis and 7% on a constant currency basis, largely in line with internal expectations. Hollister, which includes Gilly Hicks and Social Tourist, declined 15% or 12% on a constant currency basis, reflecting mounting macro pressures on its core consumer, a shift in shopping behaviors versus last year and lower demand for core back-to-school categories. This compares to prior year growth of 30% and 20% for Abercrombie and Hollister, respectively. By region, net sales decreased 4% in the U.S. and declined 14% internationally or 5% on a constant currency basis. By region, EMEA was down 13% on a reported basis and 4% on a constant currency basis, and APAC was down 33% on a reported basis and 25% on a constant currency basis. In EMEA, strength in the U.K. and Middle East was offset by softness in Western Europe. In China, we experienced COVID-related pressures throughout the quarter but have seen a nice trend change as the country has reopened and mostly stayed open. Our gross profit rate was 57.9% versus 65.2% last year. Key drivers of the year-over-year change were the adverse impact of exchange rates of 30 basis points and higher product costs of 750 basis points. Relative to our expectations, FX was slightly worse than anticipated, while product cost pressure was in line. These impacts were partially offset by higher AUR driven by the Abercrombie adult brands. Looking to the back half of this year, we are modeling freight rates to remain relatively steady with Q2 levels. We expect to see freight flip to a tailwind as we anniversary elevated air rates and air usage due to Vietnam closures last year. This will be offset by rising product costs as we continue to see higher commodity costs flow through COGS this fall. We are encouraged by recent trends across freight and commodities, giving us cautious optimism that this year will be the peak and that we will begin to realize benefits in fiscal 2023. Moving on to inventories. We ended the quarter with inventory up 70% to last year, 92% of which is current. As Fran mentioned, our Q2 '21 total inventory at cost was the lowest in over a decade, and on-hand inventory, the lowest since the mid-2000s as we saw shipping times lengthen and experienced significant delays from the Vietnam shutdowns. Overall, our inventory is current, and we intend to keep it that way. We are keeping a close eye on Hollister inventory. Based on the greater-expected -- greater-than-expected falloff and trend in Q2, we've chased areas of strength, reduced receipts on slower moving categories and put plans in place to box and hold certain items. We will utilize markdowns as necessary to ensure the remaining inventory turns appropriately. Looking ahead, we expect to see total year-over-year inventory growth moderate in Q3 and approach 2021 levels in Q4 as we lap all late receipts from last year. I'll now cover the rest of our Q2 results on an adjusted non-GAAP basis. We excluded $2 million and $1 million of pretax asset impairment charges for this year and last year, respectively. Q2 operating expense, excluding other operating income, was $465 million compared to $450 million last year, driven by inflation and higher digital fulfillment expense, partially offset by lower incentive-based compensation. On digital fulfillment, we have seen temporary cost inefficiencies as we ramp up our new West Coast distribution center. We expect these inefficiencies to moderate in Q3. We are breakeven on the operating income line compared to operating income of $116 million last year. For tax, we recognized a tax expense on a pretax loss due to our inability to obtain a tax benefit for certain losses incurred outside the U.S. Net loss per share was $0.30 compared to net income per diluted share of $1.70 last year. 6 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. AUGUST 25, 2022 / 12:30PM, ANF.N - Q2 2022 Abercrombie & Fitch Co Earnings Call

Our balance sheet remains strong. We ended the quarter with cash of $370 million and liquidity of $729 million. During the quarter, we repurchased 1 million shares for approximately $18 million. At quarter end, we had 49.5 million shares outstanding, down 21% from the start of 2021, with approximately $240 million remaining under our previously authorized share repurchase program. We remain committed to putting excess cash to work and expect shareholder returns to focus on share repurchases, pending liquidity levels, market conditions, share price and our ability to accelerate investments in the business. Turning to investments. We continue to expect fiscal '22 CapEx of approximately $150 million, with about half supporting digital and technology and half supporting stores and maintenance. We continue to expect to be a net store opener this year, with approximately 60 new stores globally weighted towards the back half. This year, we have approximately 250 leases up for renewal, which gives us great flexibility to react to the macro environment. We expect to close [approximately] (corrected by company after the call) 30 locations this year, pending negotiations with our landlord partners. I'll finish up with our thoughts on the remainder of the year. In our updated outlook, which replaces all previous full year guidance, we assume inflation-related pressure on consumer demand continues and that freight rates remain at current levels through year-end. For the full year, we are planning as follows: net sales to be down mid-single digits to 2021 level of approximately $3.7 billion. Embedded in this outlook is an estimated adverse impact of approximately 200 basis points from foreign currency slightly worse than our prior expectation. Operating margin in the range of 1% to 3%, down from our previous range of 5% to 6%, reflecting deleverage from lower sales and the potential for margin degradation to turn Hollister back-to-school inventory. For the effective tax rate, we're withdrawing the previous outlook of mid-30s as there could be a higher rate due to our inability to recognize a tax benefit for certain losses incurred outside of the U.S. For the third quarter, we are planning as follows: net sales to be down high single digits to 2021 level of approximately $905 million. Embedded in this outlook is an estimated adverse impact of approximately 220 basis points from foreign currency. The down high single digits assumes quarter-to-date sales trends continue. We are not assuming an improvement or falloff in that trend. And finally, operating income around breakeven. As we move through the back half, we intend to balance near-term profitability with long-term strategic investments. For 2022, we expect around $250 million or 700 basis points of cost pressure due to inflation compared to 2021. While we will not fully offset these headwinds this year, we are driving efforts to reduce the impact on profitability, including, but not limited to, tightly managing inventory receipts, taking select [ticket] (added by company after the call) increases in Abercrombie adults and reducing certain expenses. To date, on top of the volume-related savings we will realize on lower sales, we have reduced planned expenses for the back half by around $35 million through the following initiatives: slowed hiring while maintaining focus on areas necessary to support our aspirations in digital, data and technology; reduced or eliminated spend on noncritical projects and travel; and negotiated key contracts based on the current business environment. As we look to 2023 and beyond, we are cautiously optimistic that we'll start to see relief on product costs to help us recoup a portion of our operating margin lost to inflation this year. We are confident in the strategies we have in place to execute to our Always Forward Plan and build towards our 2025 goals, and we look forward to leveraging our strong liquidity to fund our investments through the months and quarters to come. With that, operator, we are ready for questions. 7 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. AUGUST 25, 2022 / 12:30PM, ANF.N - Q2 2022 Abercrombie & Fitch Co Earnings Call

Q U E S T I O N S A N D A N S W E R S Operator (Operator Instructions) Our first question today comes from Dana Telsey of the Telsey Advisory Group. Dana Lauren Telsey - Telsey Advisory Group LLC - CEO & Chief Research Officer What a changed environment. As you think about the inventory levels -- I hope you can hear me. As you think about the inventory levels and the positioning as we go through the balance of the year, how are you planning for in-transit units on hand and product costs? And how will it differ by brand in certainly in this promotional environment? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Dana, I'll kick that one off. So it is really important for everyone to understand where we are with our inventory levels. So to begin with, 92% of our inventory is current, and we define current inventory by goods that are long life, goods that are early but actually have not even been set yet as well as current goods. Now if you take the 70% ahead of last year and you break it down, half of that, to your question, is in transit. So $140 million or 130% more than last year because we are anniversarying from last year, probably our lowest inventory levels in over a decade. Everyone managed through all of the supply chain pressures from last year. But additionally, we had 40% of our goods coming out of Vietnam last year. And at this point last year, those factories were all closed during -- due to COVID. Now if you take the balance of the 70 points, you take 28 of them, which is our on-hand units, and then 8, which are production costs. So it's very important to really break down and understand how -- why we are where we are. We disappointed our customer last year in the back half. We were not able to get goods. In fact, we started receiving goods still after Christmas last year. So I hope that helps. I don't know, Scott, if there's anything else that you like add. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO So yes, looking forward, we expect Q2 here on a year-over-year growth basis to be the peak. We'll moderate in Q3, and then we will moderate significantly in Q4 as we lap, like Fran just finished, with all those late receipts from Vietnam last year. As a reminder, we were receiving goods -- holiday goods into the last week of January, and we are not going to do that this year. So we'll see good moderation in inventory as that go through the back half. Operator Our next question comes from Corey Tarlowe of Jefferies. Corey Tarlowe - Jefferies LLC, Research Division - Equity Analyst Fran, first, I think we called out in the release that you've seen a little bit of an improvement so far in back-to-school. Maybe can you talk a little bit more about what you're seeing there, any trends either at Hollister or A&F and then specifically maybe some merchandise that's resonating really well with the consumer right now? 8 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. AUGUST 25, 2022 / 12:30PM, ANF.N - Q2 2022 Abercrombie & Fitch Co Earnings Call

And then, Scott, as it relates to the promotional environment, what have you embedded in your outlook from a markdown perspective as we look throughout the back half? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Corey, so yes, a couple of things. We'll start with Abercrombie. It's exciting that second quarter really continuing to grow and see some nice AUR growth in the Abercrombie brand. And as we headed into the third quarter, continuing to see those key categories still resonating such as jeans and dresses. In Hollister, there was a significant shift in this consumer, greater than we have honestly seen and a quick, quick shift out of bottoms and into tops during Q2 and dresses particularly. This customer has really pressed on inflation and what they have -- can spend their money on. We're seeing the consumer come in and be very judicious on their spending. As we got into August, though, he and she started buying more tops maybe perhaps to go with some of those bottoms that they are waiting to buy on. So what we're seeing is a consumer shift much quicker in Hollister than we saw in Abercrombie. But what's resonating, I would say, #1, are dresses. Q2, we saw the best Q2 ever in Hollister dresses as well as Abercrombie, some exciting things happening and shifting consumer behavior. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO All right. Let me grab the promo piece. So as we went through Q2, once we saw the Hollister business soften a little bit, like many others, we've heard that kind of back of June into July, we saw the same exact trend here, specifically in the Hollister business. And once we saw that, we turned on some markdowns and promotions, kept that inventory current and kept it turning. At the same time, we have reduced receipts for holiday and beyond. So we feel good about the rightsized level of the receipt by -- for Hollister for holiday and beyond. So what we're going to focus on as we go through Q3 is just keeping that back-to-school inventory turning. Part of our reduction in the operating margin outlook is reflecting a little bit of margin pressure there in the Hollister business to keep that inventory turning, but feel good as we get to Q4 and beyond that we have rightsized that inventory level. Operator And we can go to Paul Lejuez of Citi. Kelly Crago - Citigroup Inc., Research Division - VP This is Kelly on for Paul. I'm just curious if maybe we could take a step back and just talk a little bit more about the Hollister brand. I know that certainly inflation is having an impact. It does seem like Hollister has been underperforming for a while. So is there anything -- any diagnosis you have of the brand? Are there changes that need to be made to potentially reposition the brand? And then also just on Europe, that did underperform. Is that mainly in the Hollister business? And just any color there because we have heard from others that Europe has actually been strong. So just curious of your thoughts there. 9 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. AUGUST 25, 2022 / 12:30PM, ANF.N - Q2 2022 Abercrombie & Fitch Co Earnings Call

Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Kelly, I'll kick off with Hollister. So as you recall, just a couple of months ago, we had our Investor Day, and we talked about our Always Forward Plan. And within that, we've discussed Hollister, which in the past 4 years, Hollister in the U.S. saw a 4% CAGR growth. So it continued to really resonate with that with the team. We did see a significant falloff for Q2, and we think part of that is macro. This consumer who is on the lower end of the income scale is definitely feeling a lot of pressure from inflation, but there's part of it that, of course, we own and we have to inspect and continually look through our business and really understand what's happening. So we saw a shift from bottoms to tops as I mentioned a little bit earlier, and the team got to work. They really got to work on the receipts. They made sure that those trending categories are in line for fourth quarter. We have a very agile and flexible supply chain here, and we can react to what's happening in the business. So we're controlling what we can control, and we are confident in the future of Hollister. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Let's grab the EMEA side, second question. And what I would say with EMEA is it's bifurcating. We've seen great results in the U.K. more recently. We talked about that last quarter. We've also seen strong results in the Middle East. Where we haven't seen as strong results are in our next 2 biggest countries, so Germany and France. So while we're excited about the results we're seeing in U.K. and Middle East, we do have opportunity in Germany and France. And our teams are focused on that, and we'll be looking to address that as we go forward Q3 into Q4. We are committed to EMEA long term. It is our second largest region, and we do have opportunity there. As we go forward, we will adjust. Kelly Crago - Citigroup Inc., Research Division - VP Got it. Just to clarify, is that -- that's mainly on the Hollister brand, where we're seeing that weakness? Or is it kind of across the board? Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Across the board. Hollister is more highly penetrated into the EMEA region, but it's a similar trend across the board, both brands strongest in the U.K. and Middle East and then seeing softness in Germany and France. Operator (Operator Instructions) Our next question comes from Janet Joseph Kloppenburg of JJK Research. Janet Joseph Kloppenburg - JJK Research Associates, Inc. - President Can you hear me? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Yes. 10 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. AUGUST 25, 2022 / 12:30PM, ANF.N - Q2 2022 Abercrombie & Fitch Co Earnings Call

Janet Joseph Kloppenburg - JJK Research Associates, Inc. - President I just wanted to dig a little bit deeper on this change in preference at Hollister and maybe get your views, plan what's going on in denim and if things have slowed in that category. And then, Scott, if you could talk a little bit about the outlook for inventory at the end of the year and how you're planning it go forward, given the trends at Hollister. Also Fran love to hear about denim trends at A&F as well. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Okay. Let's face it all the way back up to the top here, Janet. So the shift that we saw in Hollister, as you know, back-to-school is traditionally a strong bottoms business, and we did see a very quick, very significant shift. Bottoms have been trending quite some time. The past 3 years, the consumer does have a lot of those newer fashion bottoms in their closet. And their wearing occasions have shifted a bit. So dresses were, as we mentioned, a record for us for Q2, super exciting. As we headed into August, what we saw in Hollister girls tops, we saw a nice shift in the trend. She's really responding to the tops that we're giving her. And with a limited amount of money to spend, they are making very judicious decisions. These decisions could be short term. We could see the bottoms open up as we -- as the weather changes, and we head into the back half of the third quarter. But with the information that we have today, we had to put our outlook based on what we currently know. A&F, we continue to see growth in that brand and in jeans. And the opportunity there is that consumer is actually going back to work and continuing on this 96-hour exciting weekend that we always talk about and their wearing occasions have shifted as well. So the offices have gotten more casual. They're going back to the office. They're wearing some of our fashion and dressed up denim to go back to the office in. So 2, the customers are diverging. The brands are diverging. And we're seeing different behavior between the 2. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Okay, Janet. For the plan go forward. So we will -- the year-over-year growth rate will peak here in Q2, will moderate in Q3, and we'll get close to last year levels, 2021 levels as we get to Q4. At that point, we'll be lapping all of those late receipts from last year. In transit will be down. Units on hand will get pretty close to last year as we lap the late receipts. As we think about 2023, we are thinking about that today. As the business softened specifically in Hollister there in Q2 and that June, July time period, we have reduced receipts for Q4, have reduced receipts for Q1 and Q2 of the next year in the spring season because we want to get our brand to the chase mode. It's something that we talk about internally a lot. There is capacity out there. You've seen across the industry, many people taking out receipts for the back half and planning conservatively. So we are doing the same thing. So we feel good about our inventory plans for Hollister specifically, Q4 and into Q1 of next year. We will chase if we need to. And there, like I said, there is capacity out there to do that. Operator And we can go to Mauricio Serna of UBS Technology. Mauricio Serna Vega - UBS Investment Bank, Research Division - Analyst I guess I wanted to talk a little bit about freight. I mean what are you thinking in terms of the potential for recovery of freight costs that you have experienced, the pressures that you've experienced over the last year? How much do you see that could be like permanent? And how much do 11 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. AUGUST 25, 2022 / 12:30PM, ANF.N - Q2 2022 Abercrombie & Fitch Co Earnings Call

you think you can recover probably next year? And maybe if you could talk a little bit about the monthly sales progression you saw throughout the quarter and how that exit rate compares to July, particularly. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Let's start with freight. So we are cautiously optimistic about what we're seeing in the freight markets. Zooming into Abercrombie specifically, with the inventory issues we had coming out of Vietnam last year, we had a significant amount of air that we needed to use last Q3, Q4. That -- those higher rates and that higher usage hit us in Q4 last year and even carried over into Q1 and a little bit into Q2 of 2022. So we expect at Abercrombie for freight to actually become a tailwind this year. That's been planned throughout the year. We expect to see that come in this year. When you zoom out and think about freight rates in general, optimistic again that what we are seeing in the ocean shipping market and the air market, those rates have been coming in. We're optimistic that they'll stay there and continue at least stay there and can maybe continue to come in, and then we'll see that start to flow through in 2023. So no forecast yet as we go into the future, but optimistic that we have hopefully seen the peak here. Next question on the monthly sales progression. I would say our progression specifically in Hollister, let's kind of split the 2 brands. Our Hollister progression is really the progression you've been hearing out in the news at this point, fall off in that June into July period. We just talked about seeing some nicer trends here more broadly over the last couple of weeks, seeing a little bit of week-over-week improvement. We're not assuming that that's the start of a new trend. We're going to assume in our outlook that the trends that we've seen in Q2 are carrying forward for the back half of the year. And we're assuming they're going to be out there until they change. Abercrombie on that side, I saw consistent strength as we went throughout the quarter in Q2. So excited to see the momentum continue in that brand. Plus 5 or plus 7 in the quarter on a constant currency basis, with the Abercrombie adult brand actually being higher than that and kids bringing that down a little bit. So really optimistic that we'll continue to see that momentum continue in Abercrombie & Fitch. Operator Our next question comes from Marni Shapiro of The Retail Tracker. Marni Shapiro - The Retail Tracker - Co-Founder I'm hoping -- I want to dive a little bit more into Hollister, and then I have a quick customer file question. But in Hollister, it looks like -- or it sounds like the fashion is selling well where you have it. And I've noticed in the stores you have some really exceptional fashion for back-to-school, only it's a very small portion of the overall assortment. So I'm wondering if I'm seeing that right. And it's as much a matter of this customer is under pressure as it is getting the balance right in the store. And then if you could just touch on at Abercrombie with the customer file. Are you seeing that continue to grow at Abercrombie? And are you getting the attention of the older Gen Z customers into the store as well as just lapsed shoppers that maybe came back? 12 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. AUGUST 25, 2022 / 12:30PM, ANF.N - Q2 2022 Abercrombie & Fitch Co Earnings Call

Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director I'll kick off with the question on Hollister. Marni, so what we saw as an example in the second quarter, dresses were -- the best quarter we've ever seen in dresses for Hollister. So yes, the fashion to your point, is selling well and the consumer is responding to it, but they're very pressured right now. They have to be very judicious on what they're spending and how much they're buying. So we're continuing to monitor that, as Scott just went through on the receipt. And as we got into the third quarter, it is nice to see that our growth, tops have really started to accelerate. So yes, to answer your question, seeing nice selling on the fashion, just a bigger shift out of bottoms than anticipated. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO On the customer file, we continue to see growth in the Abercrombie & Fitch. Part of the comeback story of Abercrombie, we've pressed up our bets here in marketing for Abercrombie in the back half of last year. We're continuing to focus marketing this year. Even in light of what's happening more broadly in the industry, Abercrombie continues to be a standout, and we're going to continue to protect investments and marketing to Abercrombie. We love the product, where the assortment is. We love where the brand positioning is, and our goal was to get more people, more eyes on that brand. And so while we're happy with continued customer and new brand customer growth, our new customers coming into the brand, we want to continue to accelerate that because we love the story we have. Operator And as there are no further questions at this time, I would like to turn the conference back to Fran Horowitz for closing remarks. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Thank you, everyone, for joining the call today. Scott and I would also like to thank our Head of Investor Relations, Pam Quintiliano. Sadly, this is her last call with us as she'll be leaving Abercrombie & Fitch to pursue another opportunity, and we wish her the best of luck. Operator Ladies and gentlemen, that concludes today's conference call. We thank you all for your participation, and you may now disconnect. D I S C L A I M E R Refinitiv reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes. In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES REFINITIV OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS. ©2022, Refinitiv. All Rights Reserved. 15290321-2022-08-25T18:45:26.490 13 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. AUGUST 25, 2022 / 12:30PM, ANF.N - Q2 2022 Abercrombie & Fitch Co Earnings Call